UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2025

VPR BRANDS, LP

(Exact name of registrant as specified in its charter)

Delaware	000-54435	45-1740641
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1141 Sawgrass Corporate Parkway

Sunrise, FL 33323

(Address of principal executive offices)

(954) 715-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On February 27, 2025, VPR Brands, LP (the “Company”) issued a press release announcing that the Company entered into an Agreement (as hereinafter defined) with Pop Vapor Co. LLC (“Pop Vapor”).

The information included in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01. Other Events.

In February 2025, the Company entered into a Settlement Agreement & Release (the “Agreement”) by and between the Company and Pop Vapor. The Agreement was entered into in the ordinary course of business, following assertion by the Company of patent infringement of U.S. patent no. 8,205,622 (the “Patent”), by Pop Vapor, related to Pop Vapor’s autodraw electronic cigarette products under the POP HIT brand, including the Pop Disposable Device (the “Dispute”).

Pursuant to the terms of the Agreement, the parties agreed to settle the Dispute according to the following terms: Pop Vapor shall pay the Company the sum of $30,000 within 14 days of entry into the Agreement, and the Company granted to Pop a non-exclusive, non-assignable, perpetual license to the Patent and related patents, including the both the Patent and all parents, continuations, continuations in part, or divisionals of the Patent or its family members, and has allowed Pop Vapor to make, use, sell, offer for sale, import, export, supply, lease, distribute, purchase, perform, provide, display, transmit, or otherwise practice from the Patent family, with respect to manufacturing, marketing and selling the POP Hit devices, in consideration of the royalty payment terms, as follows:

●	Pop Vapor will pay the Company a royalty of $0.05 per unit of the POP Hit branded devices sold by Pop Vapor beginning on April 1, 2024, through the earlier of (1) a final finding of invalidity and/or unenforceability of the Patent or (2) the expiration of the Patent (currently expected on July 16, 2030); and

●	The royalty payment shall be made quarterly by Pop Vapor, and within 60 days of the end of each quarter. Along with the royalty payment, Pop Vapor will provide the Company with a quarterly royalty report within 45 days of the end of each quarter, reflecting Pop Vapor's total unit sales of the POP Hit branded devices in the previous quarter, and the royalties then due.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release issued by the registrant on February 27, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2025	VPR BRANDS, LP

	By:	/s/ Kevin Frija
Kevin Frija
Chief Executive Officer

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